UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2024

ONEMEDNET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40386	86-2076743
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6385 Old Shady Oak Road, Suite 250

Eden Prairie, MN 55344

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 800-918-7189

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ONMD	The Nasdaq Stock Market LLC
Redeemable Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	ONMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 24, 2024, OneMedNet Corporation, a Delaware corporation (“the Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Investor”) in connection with the private placement of its common stock, warrants and pre-funded warrants (the “Private Placement”) with aggregate gross proceeds of approximately $1.7 million, before deducting fees and expenses payable by the Company. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes. Pending use of the funds, the Company plans to use a portion of the net proceeds to purchase Bitcoin ($BTC). There is no guarantee on the holding period for the purchased Bitcoin. The Private Placement closed on September 25, 2024.

Pursuant to the Securities Purchase Agreement, the Company agreed to issue and sell to the Investor 1,918,591 shares of its common stock at a price of $0.65 per share, warrants exercisable for 133,095 shares of its common stock at an exercise price of $0.325 per share and pre-funded warrants exercisable for 743,314 shares of its common stock at an exercise price of $0.65 per share. The Investor was required to prepay the exercise price for the pre-funded warrants, other than $0.0001 per share. The warrants and pre-funded warrants will be exercisable at any time after the date of issuance and will not expire. The price per share of all common stock, warrants and pre-funded warrants sold in the Private Placement meets the minimum price requirement under Nasdaq Listing Rule 5635(d). The securities were issued to an institutional accredited investor in a private placement pursuant to Section 4(a)(2) and Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing descriptions of the Securities Purchase Agreement, warrants and the pre-funded warrants are not complete and are qualified in their entirety by reference to the form of Securities Purchase Agreement, form of warrant and form of pre-funded warrant, respectively, each of which is filed as Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Amendment to Registration Rights Agreement

In connection with the Private Placement, the Company and the Investor entered into an amendment to a prior registration rights agreement (the “Amendment to Registration Rights Agreement”) to cover the securities issued in the Private Placement. Pursuant to the registration rights agreement, as amended, the Company agreed to file a resale registration statement as soon as reasonably practicable.

The foregoing description of the Amendment to Registration Rights Agreement is not complete and is qualified in its entirety by reference to the form of Amendment to Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Amendment to Voting Agreement

In connection with the Private Placement, the Company and the Investor entered into an amendment to a prior voting agreement (the “Amendment to Voting Agreement”) to cover the securities issued in the Private Placement. Pursuant to the voting agreement, as amended, the Investor agreed to vote in accordance with the recommendation of the Company’s board of directors on certain matters. The voting agreement, as amended, will terminate when the Investor ceases to beneficial own a number of shares above a certain threshold described therein.

The foregoing description of the Amendment to Voting Agreement is not complete and is qualified in its entirety by reference to the form of Amendment to Voting Agreement, which is filed as Exhibit 10.3 to this Current Report and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 of this Current Report is incorporated by reference in this Item 3.02.

Item 7.01. Regulation FD Disclosure.

On September 26, 2024, the Company issued a press release announcing the Private Placement. A copy of this press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), nor otherwise subject to the liabilities of that section, nor incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant.
4.2	Form of Pre-Funded Warrant.
10.1	Form of Securities Purchase Agreement.
10.2	Form of Amendment to Registration Rights Agreement.
10.3	Form of Amendment to Voting Agreement.
99.1	Press Release, dated September 26, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2024

ONEMEDNET CORPORATION

By:	/s/ Aaron Green
Aaron Green
Chief Executive Officer